Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,423,766)
Unrealized Gain (Loss) on Market Value of Futures	2,203,366
Dividend Income	2,801
Interest Income	13,164
ETF Transaction Fees	2,800
Total Income (Loss)	$(2,201,635)

Expenses
General Partner Management Fees	$41,291
Professional Fees	5,159
Brokerage Commissions	4,605
Non-interested Directors' Fees and Expenses	459
Prepaid Insurance Expense	258
NYMEX License Fee	1,033
Total Expenses	$52,805
Net Income (Loss)	$(2,254,440)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/16	$81,818,737
Additions (1,200,000 Shares)	17,604,946
Net Income (Loss)	(2,254,440)

Net Asset Value End of Month	$97,169,243
Net Asset Value Per Share (6,350,000 Shares)	$15.30

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612